UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                               SCHEDULE PREM 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[x] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box: [X] Preliminary Proxy Statement
                           [ ] Confidential, For Use of the Commission Only
                               (as Permitted by Rule 14a-6(e)(2))
                           [ ] Definitive Proxy Statement
                           [ ] Definitive Additional Materials
                           [ ] Soliciting Material Pursuant to Rule
                               14a-11(c) or Rule 14a-12


                              LASER CORPORATION
--------------------------------------------------------------------------------

               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing: (Check the appropriate box)

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11
(1) Title of each class of securities to which transaction applies:_____________
(2) Aggregate number of securities to which transaction applies:________________
(3) Per unit price of other underlying value of transaction computed persuant to Exchange Act Rule O-11
    (Set forth the amount on which the filing fee is calculated and state how it was determined)
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:____________________________
(5) Total fee paid:____________

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:________________
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(4) Date filed:___________________

                               LASER CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2001




To the Shareholders:


      The 2001 Annual Meeting of Shareholders of Laser Corporation (the "Company") will be held at the Company's headquarters, 2417 South 3850 West, Salt Lake City, Utah 84120 on Tuesday, May 17, 2001 at 9:00 a.m. MDT, for the following purposes:

      1. To elect four directors, each to serve until the next annual meeting of the Shareholders and until each of their successors is elected and shall qualify;

      2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock to 40,000,000 shares;

      3. To approve an amendment to the Company's Articles of Incorporation to authorize up to 10,000,000 shares of Preferred Stock of the Company issuable in one or more series;

      4. To approve the selection of Tanner + Co. as the independent auditors of the Company; and

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement attached to this Notice. Only Shareholders of record at the close of business on April 6, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

      Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. You may revoke your Proxy and vote in person should you decide to attend the meeting.

                                              By Order of the Board of Directors




                                              Rod O. Julander, Secretary




Salt Lake City, Utah
April 16, 2001

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                               LASER CORPORATION
                               -----------------



                                     GENERAL


     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Laser Corporation (the "Company") for the 2001 Annual Meeting of Shareholders of the Company to be held on May 17, 2001, at 9:00 a.m. MDT, at the Company's headquarters, 2417 South 3850 West, Salt Lake City, Utah. Shareholders will consider and vote upon the proposals described herein and referred to in the Notice of Annual Meeting accompanying this Proxy Statement.

     The close of business on April 6, 2001, has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting. On such date there were outstanding and entitled to vote 1,630,107 shares of common stock. Each share of common stock is entitled to one vote on each matter to be considered at the meeting. For a description of the principal holders of such stock, see "Security Ownership of Certain Beneficial Owners and Management" below.

     Shares represented by Proxies will be voted in accordance with the specifications made thereon by the Shareholders. Any Proxy not specifying the contrary will be voted in favor of Management's nominees for Directors of the Company, for approval on an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock and to authorize the issuance of Preferred Stock, and for ratification of appointment of the certified public accountants.

     The Proxies being solicited by the Board of Directors may be revoked by any Shareholder giving the Proxy at any time prior to the Annual Meeting by giving notice of such revocation to the Company, in writing, at the address of the Company provided below. The Proxy may also be revoked by any Shareholder giving such Proxy who appears in person at the Annual Meeting and advises the Chairman of the Meeting of his intent to revoke the Proxy.

     The principal executive offices of the Company are located at 2417 South 3850 West, Salt Lake City, Utah 84120. This Proxy Statement and the enclosed Proxy are being furnished to Shareholders on or about April 16, 2001.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table sets forth information as of March 15, 2001, as to each person who owns of record, or is known by the Company to own beneficially, more than five percent (5%) of any class of voting securities of the Company.

                                                       Amount and
                                                        Nature of       Percent
  Title             Name & Address                      Beneficial        of
of Class          of Beneficial Owner                  Ownership(1)     Class(2)
--------          -------------------                 -------------    ---------

Common            Reinhardt Thyzel(3)                    584,863         34.3
                  Rehweidstrasse 15
                  8738 Uetliburg, Switzerland

Common            Estate of Wm. H. McMahan(4)            151,819          9.0
                  3959 West 1820 South
                  Salt Lake City, UT 84104

Common            Paula F. Julander(5)                   109,305          6.4
                  1467 Penrose Drive
                  Salt Lake City, UT 84103


(1) Except as otherwise indicated, all shares are directly owned with voting and investment power held by the person named.

(2) Unless otherwise noted, based upon 1,705,691 shares (including shares subject to options that are exercisable within sixty days) outstanding as of March 15, 2001.

(3) Based upon information included in a Schedule 13D filed with the Securities and Exchange Commission ("SEC") on October 30, 1998, and subsequent Form 5 filed with SEC. Also includes 50,000 shares owned by Mrs. Gisela Thyzel, his wife, as to which Mr. Thyzel disclaims beneficial ownership and 4,000 shares which Mr. Thyzel has the right to acquire through the exercise of stock options.

(4)  Based upon documents provided by the executor of the Estate of William
     H. McMahan. Includes 10,579 shares held by Linda R. McMahan, who is the executor of the Estate.

(5) Based upon information provided by Mrs. Julander on a SEC Form 144 dated June 15, 2000. Also includes 13,555 shares held by Dr. Rod O. Julander, her husband and 22,000 shares which Dr. Julander has the right to acquire through the exercise of stock options. Mrs. Julander disclaims beneficial ownership of stock held by her husband.

Security Ownership of Management
--------------------------------

     The following table sets forth certain information as of March 15, 2001, regarding the ownership of each class of equity securities of the Company by each Director or nominee for Director of the Company and by all executive officers and directors as a group.

                                                Amount and
                                                 Nature of            Percent
  Title              Name of                    Beneficial              of
of Class         Beneficial Owner              Ownership(1)            Class
--------        -----------------              ------------           -------

Common           B. Joyce Wickham                26,500(2)              1.6

Common           Rod O. Julander                109,305(3)              6.4

Common           Mark L. Ballard                 22,024(4)              1.3

Common          Reinhardt Thyzel                584,863(5)             34.3

Common          All Executive Officers          742,692                43.5
                and Directors as a
                Group   (4 persons)


(1) Except as otherwise indicated, all shares listed include shares subject to options that officers and directors have the right to exercise within sixty days and are directly owned with voting and investment power held by the person named.

(2) Includes 16,000 shares which Ms. Wickham has the right to acquire through the exercise of stock options.

(3) Includes 73,750 shares owned by Paula F. Julander, his wife, as to which Dr. Julander disclaims beneficial ownership and 22,000 shares which Dr. Julander has the right to acquire through the exercise of stock options.

(4) Includes 16,000 shares which Mr. Ballard has the right to acquire through the exercise of stock options.

(5) Includes 50,000 shares owned by Gisela Thyzel, his wife, as to which Mr. Thyzel disclaims beneficial ownership and 4,000 shares which Mr. Thyzel has the right to acquire through the exercise of stock options.


     Ms. Wickham and Messrs. Julander, Ballard and Thyzel are required to annually report the acquisition of options granted pursuant to stock option plans of the Company on a Form 5. These reports were filed for 2000 and evidence the grant of options to the individuals named.

     On October 9, 1998, Mr. Reinhardt Thyzel acquired 521,739 shares of the Company's common stock for a purchase price of $600,000. Mr. Thyzel used his personal funds to acquire the shares. Mr. Thyzel has acquired additional shares through the exercise of stock options and shares issued in lieu of Directors fees. Because Mr. Thyzel owns 32.6% of the issued and outstanding shares of common stock of the Company, he could be deemed to control the Company.

Changes in Control
------------------

     The Company is unaware of any arrangement which may at a subsequent date result in any change of control of the Company.



                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors shall be elected each year at the annual meeting of the Shareholders of the Company. At the 2001 Annual Meeting, the Board of Directors will nominate B. Joyce Wickham, Rod O. Julander, Mark L. Ballard and Reinhardt Thyzel for election as directors of the Company. Upon election, the directors will serve until the next Annual Meeting of the Shareholders or until their successors have been elected and qualified. The Board of Directors believes that all of the nominees will be available and able to serve as directors.

     In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. The Board of Directors has no reason to believe that any nominee will be unable to serve, but if any nominee should become unable to serve, the Proxies will be voted for such other person as the Board of Directors shall recommend.

     Certain information concerning the nominees to the Board of Directors is set forth below:

                                                                     Has Served
Name of                     Company                                  as Director
Nominee      Age         Position Held                                  Since
-------      ---         -------------                              ------------
B. Joyce     49          Director, Chairman,                             1989
Wickham                  President, Chief
                         Executive Officer
                         and Treasurer

Rod O.       67          Director and Secretary                          1989
Julander

Mark L.      53          Director, Vice President                        1994*
Ballard                  and Assistant Secretary

Reinhardt    52          Director                                        1998
Thyzel

*  Mr. Ballard served as a Director of the Company from June 1983 to October
   1987.

Board and Committee Meetings
----------------------------

     There were seven meetings of the Board of Directors during the last fiscal year. Each of the directors attended at least seventy-five (75%) of the meetings held. For a description of directors' fees, see "Executive Compensation - Compensation of Directors." The Board of Directors has designated Audit, Stock Option, and Executive and Compensation Committees. At the present time, Rod O. Julander and Reinhardt Thyzel are the members of the Audit and Executive and Compensation Committees. Rod O. Julander and Reinhardt Thyzel are members of the Stock Option Committee, employee plan. B. Joyce Wickham and Mark L. Ballard are members of the Stock Option Committee, director plan.

     The functions performed by the Audit Committee include (i) meeting with the Company's independent auditors to discuss the scope of the auditors' annual audit of the Company's financial statements, procedures recommended by the auditors, and the results of the auditors' annual audit, and (ii) reporting and making recommendations to the Board of Directors. The Audit Committee held one meeting in 2000.

     The functions performed by the Executive and Compensation Committee are to periodically review the compensation paid to officers of the Company and to make recommendations to the Board of Directors concerning such compensation. The Executive and Compensation Committee held one meeting in 2000.

     The functions performed by the Stock Option Committee, employee plan, include (i) administering the Company's employee stock option plans, and (ii) determining eligible officers and employees to whom any stock options should be granted pursuant to the stock option plans, the number thereof, and the terms of any such grants. This Stock Option Committee held two meetings in 2000.

     The functions performed by the Stock Option Committee, director plan, include (i) administering the Company's director stock option plans, and (ii) determining eligible directors to whom any stock options should be granted pursuant to the stock option plans, the number thereof, and the terms of any such grants. This Stock Option Committee held two meetings in 2000.

Executive Officers and Directors
--------------------------------

     The executive officers, directors, and significant employees of the Company are listed on the following table:



     Name                      Position                               Age
    -----                     ----------                             ----

B. Joyce Wickham           Chairman, Director,                        49
                           President, Chief
                           Executive Officer
                           and Treasurer

Mark L. Ballard            Director, Vice President                   53
                           and Assistant Secretary

Rod O. Julander            Director and Secretary                     67

Reinhardt Thyzel           Director                                   52


     The term of each executive officer is one year. Officers are elected each year at the Annual Meeting of the Board of Directors.

     Certain information regarding the business experience of these executive officers, directors and significant employees is set forth below:


     B. Joyce Wickham. Ms. Wickham was elected Chairman of the Board, President and Chief Executive Officer, and Treasurer of the Company in 1989. She has served in those capacities since that time, except for the period from June 1989 until December 1990 when she served solely as Chairman of the Board and Treasurer. Ms. Wickham has been employed by the Company and its subsidiaries or associated companies since 1981, with the exception of one year during 1988-1989 at which time she was employed with McMahan Enterprises in General Management. Ms. Wickham has held various executive positions for the Company including Manager of American Laser GmbH, Munich, Germany, Manager of the Company's Taipei, Taiwan material procurement operations, Manager of Optical Computer, Inc. and President of Southfork Electronics, Inc. Ms. Wickham holds a Bachelor of Science Degree in Psychology from Brigham Young University.

     Mark L. Ballard. Mr. Ballard was elected to the Board of Directors in 1994 and is currently employed by the Company as Vice President of Laser Corporation and President of American Laser and A.R.C. Laser Corporations. He was elected to these positions in May 1991, June 1994, and June 1996 respectively. Prior to May 1991, Mr. Ballard held various executive, officer and director positions for the Company and its subsidiaries. He has been employed by the Company since 1975, with the exception of one year during 1983-1984 at which time he was President and a director of HGM. Mr. Ballard holds a Bachelor of Arts degree in Accounting from Utah State University.

     Rod O. Julander. Dr. Julander was elected to the Board of Directors and as Secretary of the Company in 1989. Dr. Julander has been a Professor of Public Administration at Weber State University, Ogden, Utah,
     since 1960 and is Chairman of the Political Science Department. In 1984 he was a consultant for University of Utah Center for Public Administration, and a lobbyist for the Utah Chapter of the National Association of Social Workers and the Utah Society of Radiologic Technologists. In 1967 he was Personnel Consultant at Hill Air Force Base, Utah and from 1965 to 1966 was Executive Director of the Utah Committee on Children and Youth. Dr. Julander received his Bachelor of Science and Master of Science in Philosophy and his Ph.D. in Political Science from the University of Utah.

     Reinhardt Thyzel. Mr. Thyzel was elected to the Board of Directors October 16, 1998. Mr. Thyzel is currently President and founder of A.R.C. AG, Switzerland, a company engaged since 1997, in the development of medical lasers. In 1996 Mr. Thyzel founded A.R.C. GmbH in Germany for the development and sales of dermatological and dental lasers. From 1989 through 1996 Mr. Thyzel was a consultant for Spectron Laser Systems, England. Mr. Thyzel provided the key experience and management to expand Spectron's scientific product line to a successful industrial laser line. During 1977 Mr. Thyzel founded Meditec, GmbH in which he was the owner and President. This company developed, manufactured and sold medical lasers primarily in the field of ophthalmology until 1989 when it was sold. Mr. Thyzel received his degree in engineering in 1972 and is a resident of Switzerland.


     Dr. Julander and Mr. Thyzel are employed full time in activities which do not involve the Company. Ms. Wickham is employed full time by the Company as its President, Chief Executive Officer and Treasurer. Mr. Ballard is employed full time by the Company as its Vice President and Assistant Secretary. If any outside director is requested to perform services for the Company beyond normal service as a director, such director will be compensated for the performance of such services at rates to be agreed upon by such director and the Company.


     There are no family relationships between any directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate cash remuneration paid by the Company for services rendered in all capacities during the last fiscal year by its Chief Executive Officer and by its most highly compensated executive officers whose cash remuneration from the Company and its subsidiaries exceeded $100,000. No executive officer received cash remuneration in excess of $100,000 in 2000.


                           Summary Compensation Table

                                                      Long Term Compensation
                             Annual Compensation        Awards     Payouts
                          -----------------------   ------------------------
   (a)               (b)     (c)     (d)       (e)      (f)        (g)       (h)     (i)
                                              Other      Re-    Securities
                                              Annual   stricted Underlying   LTIP  All Other
Name and            Year                      Compen-   Stock    Options/    Pay-   Compen-
Principal           Ended   Salary  Bonus     sation(1) Award(s)   SARs      outs  sation(2)
Position           Dec. 31   ($)     ($)        ($)      ($)       (#)       ($)      ($)
---------------------------------------------------------------------------------------------
B. Joyce Wickham    2000   $72,100  $ 8,208(3) $717       -          -0-      -     $7,765
President, Chief    1999   $72,100  $ 7,971    $456       -        4,000      -     $4,160
Executive Officer,  1998   $72,100  $20,505    $609       -        2,000      -     $4,715
and Director


(1) Amounts include Company payments for additional health insurance coverage.

(2) Payments in lieu of vacation and sick time earned.

(3) Paid for bonus earned during fiscal 1999.


Other Compensation
------------------

     Ms. Wickham's Employment Agreement provides to Ms. Wickham, as additional compensation, a payment equal to fifty percent (50%) of the price actually paid by her to purchase stock of the Company during any calendar year of her employment, up to a maximum of ten percent (10%) of her annual compensation for such year. Ms. Wickham has not purchased any shares pursuant to this provision.

     The Company does not have a key-man life insurance policy on the life of any executive officer or director. The Company provides health and life insurance to its employees. The Company had no other retirement, pension or similar programs in 2000. In 1990, the Company established a 401(k) retirement program for employees. The Company did not make a contribution to the Plan in 2000.

Stock Option Plans
-------------------

     Until their expiration on June 30, 1998, the Company had two shareholder approved stock option plans for key employees: an incentive stock option plan pursuant to which incentive stock options to purchase a maximum of 62,500 shares of common stock could be issued and a non-statutory stock option plan pursuant to which non-qualified stock options to purchase 62,500 shares could be issued. There are 15,000 shares that remain exercisable under the incentive stock plan and 12,500 shares that remain exercisable under the non- statutory stock option plan. The maximum term of options granted under either plan is five years. Each of the plans provides that if the optionee's employment by the Company is terminated for any reason the option shall thereupon expire and any and all right to purchase shares pursuant thereto shall terminate ninety days after the optionee's employment terminates. On May 25, 1999, the Shareholders ratified and approved the Laser Corporation 1999 Stock Incentive Plan. The Stock Option Committee of the Board of Directors approved the new stock incentive plan. The plan provides for the issuance of stock options, performance stock units and restricted stock units. The maximum number shares of the Company's common stock reserved and available for issuance under the plan is 150,000 shares. The Stock Option Committee of the Board of Directors administers the plan and has discretion to determine the terms of options granted under each plan. Such terms include the exercise price of each option, the number of shares subject to each option, and the exercisability of such options. Options issued under the plan must be granted at the fair market value on the date of grant. A stock option granted under the plan will become exercisable in two increments. The first third is immediately exercisable and the remaining two-thirds is exercisable upon the first anniversary date of the grant. The maximum term of options granted under the plan is ten years. The plan provides that if the optionee's employment by the Company is terminated for any reason the unvested portion of any restricted stock unit awards or performance stock unit awards will be canceled. Stock options held by an employee who is terminated for any reason other than death, disability, without cause or constructive termination, may be exercised within 90 days following such termination, to the extent the option was exercisable. Under the new plan in 1998, options to purchase an aggregate of 4,000 shares of common stock at an exercise price of $1.125 per share were granted to two officers, with such grant subject to approval of the 1999 Stock Incentive Plan by the Shareholders. During 1999, options to purchase an aggregate of 4,000 shares of common stock were granted to two officers at an exercise price of $1.6875 and an aggregate of 4,000 shares of common stock were granted to four non-officer employees at an exercise price of $1.6875 per share. In addition during 1999, stock options to purchase an aggregate of 4,000 shares of common stock were granted to two officers at an exercise price of $4.59 and an aggregate of 10,000 shares of common stock were granted to ten non-officer employees at an exercise price of $4.59. No stock options were issued during 2000. The stock incentive plan, as approved, expires on January 1, 2009.


     The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to any of the executives named in the Summary Compensation Table above.

                      Option/SAR Grants in Last Fiscal Year



                          Individual Grants
-------------------------------------------------------------------------
      (a)              (b)            (c)             (d)        (e)
                    Number of      % of Total
                    Securities    Options/SARs
                    Underlying      Granted        Exercise or   Ex-
                   Options/SARs      During        Base Price  piration
     Name           Granted (#)    Fiscal Year(1)   ($/share)    Date
-------------------------------------------------------------------------
   B. Joyce Wickham     none






Director Options
----------------

     On October 16, 1987, the Board of Directors adopted a resolution, ratified by the Shareholders of the Company, granting all non-employee directors five-year options to purchase 10,000 shares of common stock, at the end of each six months of service as a director, at the last reported sale price on the date of grant. Such options will not be granted under the incentive or non-statutory stock option plans. On March 22, 1990, the Board of Directors adopted a resolution terminating the director option program. On May 29, 1992 the Board of Directors reinstated this option plan whereby each outside director would be granted a five-year option to purchase 2,000 shares of common stock at the end of each six months of service as a director beginning on June 1, 1992. The plan provides that if a director shall cease to be a director of the Corporation for any reason the option may be exercised by the former director at any time within one year after such cessation. A formalized Stock Option Plan and Stock Option Agreement was adopted on September 10, 1992, effective May 29, 1992. On June 1, 1993 the plan was amended to change the method of calculating the exercise price to that of the employee's Incentive Stock Option Plan. All amounts shown have been adjusted to take into account the five for four stock dividend. During 1998, options to purchase an aggregate 2,000 shares of common stock at an exercise price of $2.0155 and an aggregate of 4,000 shares of common stock at an exercise price of $1.125 per share were granted. In 1999, options to purchase an aggregate of 4,000 shares of common stock at an exercise price of $1.6875 per share and an aggregate of 4,000 shares of common stock at an exercise price of $4.59 per share were granted. During 2000, options to purchase an aggregate 4,000 shares of common stock at an exercise price of $6.0625 per share were granted and an aggregate of 4,000 shares of common stock at an exercise price of $6.00 per share were granted.

Termination of Employment Arrangement
--------------------------------------


     Employment Agreements between B. Joyce Wickham and the Company and Mark L. Ballard and the Company, provided that in the event of termination by the Company of their employment, Ms. Wickham shall be entitled to twelve months of severance benefits at the time of termination and Mr. Ballard shall be entitled to eleven months of severance benefits at the time of termination, unless such termination shall be for cause, lack of performance, resignation or by reason of death.


Compensation of Directors
-------------------------

     Board members who are also employees of the Company do not receive any directors' fees. Non-employee Board members receive $10,000 per year in directors' fees, however, during 2000 the Directors received the Company's common stock in lieu of cash fees. Directors are reimbursed for their expenses of attending meetings outside the area in which they live.



     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Reinhardt Thyzel, a director and significant stockholder of the Company, is an owner and officer of A.R.C. GmbH, Germany and A.R.C. AG, Switzerland (collectively "A.R.C."). The Company is currently selling laser products to and purchasing laser products and systems from these entities. During 2000 sales to A.R.C. totaled $678,245. Purchases by the Company from A.R.C. in 2000 totalled $496,435. In addition, the Company and A.R.C. have formed a strategic partnership for the development, marketing and sales of medical products. The Company has a distribution agreement with A.R.C. AG for rights to sell and manufacture the complete Dodick Photolysis medical system. This agreement includes a royalty fee to be paid to A.R.C. and exclusive rights to sell in the U.S.A., Canada, Mexico and Brazil.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market and to furnish us with copies of those reports.

     Based solely on a review of the copies of reports furnished to us, or written representations that no reports were required, we believe that, during 2000, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied.

         PROPOSED AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION

     The Board of Directors has unanimously approved two (2) amendments to the Company's Articles of Incorporation as follows:

(1) the amendment of Article IV to increase to 40,000,000 from 10,000,000 the number of shares of Common Stock, par value $.05 per share (the "Common Stock"), which the Company is authorized to issue without further approval of the shareholders of the Company; and

(2) an additional amendment of Article IV to authorize the issuance by the Company of up to 10,000,000 shares of Preferred Stock, without par value (the "Preferred Stock"), in one or more series, from time to time, and having such rights, preferences, privileges, designations and other terms, as the Board of Directors may determine without further approval of the shareholders of the Company.

     The shareholders will be requested to consider and vote upon each of these two amendments separately at the Annual Meeting. These proposed amendments are attached as Exhibit A to this Proxy Statement. The Board of Directors recommends that the shareholders approve these amendments.


        PROPOSAL 2 - AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company's Articles of Incorporation currently authorize 10,000,000 shares of Common Stock. Of the 10,000,000 shares of Common Stock currently authorized for issuance, approximately 8,281,809 shares are unissued and unreserved for issuance. The proposed amendment would increase the number of authorized shares of the Company's Common Stock to 40,000,000.

     If the proposed amendment to the Articles of Incorporation is approved, the authorized shares of Common Stock in excess of those issued and reserved will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, unless such action is required in a specific case by applicable laws or regulations or stock exchange rules.

     The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized shares available for issuance to meet business needs as they may arise. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board of Directors in the future, including stock splits, stock dividends, financing or acquisitions. Management currently has no arrangements, agreements, understandings or plans for the issuance of the additional shares of Common Stock proposed to be authorized.

     The issuance of additional Common Stock could have the effect of diluting voting power per share or the book value per share of the outstanding Common Stock. Holders of the Company's Common Stock do not have preemptive rights to purchase shares in future issuances. Also, the existence of unissued and unreserved Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest, and thus potentially have an "anti-takeover" effect. An issuance of stock can make acquisition of a company more difficult or more costly. An issuance of stock could deter the types of transactions that may be proposed or could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders.

     The Board of Directors of the Company will, however, consider any proposals to acquire control of the Company that may arise in the future in accordance with their fiduciary duties and their judgment as to the best interests of the shareholders of the Company at that time. The Company's Articles of
Incorporation and Bylaws do not presently contain provisions having an anti-takeover effect. The proposed amendments to increase the authorized Common Stock and to authorize Preferred Stock are not part of a plan by management of the Company to adopt a series of anti-takeover measures, and management has no present intention or plans to propose anti-takeover measures in future proxy solicitations.

     The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing shareholders.

     If approved by the shareholders, the proposed amendment to Article IV of the Company's Articles of Incorporation regarding its Common Stock will become effective upon filing of Articles of Amendment with the Utah Division of Corporations and Commercial Code, which is expected to be accomplished on May 17, 2001, or as soon thereafter as practicable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND
     ARTICLE IV OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE
                            AUTHORIZED COMMON STOCK.



      PROPOSAL 3 - AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK IN ONE OR MORE SERIES

     No preferred stock is presently authorized by the Company's Articles of Incorporation. The proposed amendment would authorize the Board of Directors, without any further shareholder action (unless such action is required in a specific case by applicable laws or regulations or stock exchange rules), to issue from time to time Preferred Stock as one class without series or in one or more series and to fix by resolution the designations, preferences, limitations and relative rights of such class or each such series. The class as a whole or any series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends, limited voting rights, redemption and liquidation rights, senior to the Company's Common Stock.

     Under the proposed amendment, the Preferred Stock would have no voting rights except for the following:

          (a) voting rights required by applicable law (which currently provides for a vote of a class or series for certain amendments to the articles of incorporation affecting the class or series);

          (b) voting rights which the Board of Directors may grant to the class or a series of the Preferred Stock with respect to any amendment of the Company's Articles of Incorporation which adversely affects any right, preference or a limitation of the class or series; and

          (c) voting rights which the Board of Directors may grant to the class or a series of the Preferred Stock to elect a certain number of directors of the Company if there is a failure to pay dividends on the class or series for a period of time or to make a mandatory redemption payment when due for the class or series.

     The terms, conditions and limitations of any such voting rights will be determined by the Board of Directors, including the number of directors to be elected and the time period for which there must be a failure to pay any dividends for voting rights to occur. The Board of Directors of the Company believes that the Common Stock should be the only class with unlimited voting power.

     In the Board of Directors' opinion, the primary reason for authorizing the Preferred Stock is to provide flexibility for the Company's capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a class or series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a shareholders meeting to approve the specific terms of the class or any series of Preferred Stock.

     The Preferred Stock may be used by the Company for any proper corporate purpose. Such purpose might include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations. The Company currently has no arrangements, agreements, understandings or plans for the issuance of any Preferred Stock.

     It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of the Company's Common Stock, until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

          (a) reduction of the amount otherwise available for the payment of dividends on Common Stock, to the extent dividends are payable on any issued Preferred Stock;

          (b) restrictions on dividends on the Common Stock;

          (c) voting rights of any series or the class of Preferred Stock to vote separately, or to vote with the Common Stock, on limited matters as indicated above;

          (d) conversion of the Preferred Stock into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock, diluting the book value per share of the outstanding Common Stock; and

          (e) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

     In regards to (a) and (b) above, the Company has not paid nor does it anticipate paying any dividends on Common Stock.

     In addition, the existence of unissued Preferred Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if stock were issued in response to a potential takeover. Issuances of stock, including preferred stock with conversion rights, can and have been implemented by some companies in a manner intended to make acquisition of the companies more difficult or more costly. Please see a further discussion of such effects under "Proposal to Amend the Company's Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock".

     If approved by the  shareholders,  this  proposed  additional  amendment to
Article IV, with respect to Preferred Stock, will become effective upon filing Articles of Amendment with the Utah Division of Corporations and Commercial Code, which is expected to be accomplished on May 17, 2001, or as soon thereafter as practicable.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND
            ARTICLE IV TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.




        PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Tanner + Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2001. Tanner + Co. has served as the Company's independent public accountants since November 4, 1994.

     During the two most recent years the Company has not consulted with Tanner + Co. on items which (i) were or should have been subject to SAS 50 or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).

     Representatives of Tanner + Co. are expected to attend the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will be afforded the opportunity to make a statement if they desire to do so.

     In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies FOR ratification of the selection of Tanner + Co. as independent public accountants for the Company.


                             AUDIT COMMITTEE REPORT

     Laser Corporation's Audit Committee of the Board of Directors consists of two non-employee directors that are considered independent under applicable independent director and audit committee listing standards. The current members of the audit Committee are Rod O. Julander and Reinhardt Thyzel. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement.

     Management is responsible for the integrity of Laser Corporation's internal control environment and its financial reporting process. Laser Corporation's independents public accountants, Tanner + Co., are responsible for performing an independent audit of Laser Corporation's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements. The Audit Committee is responsible for overseeing and monitoring these processes.

     The Audit Committee held one meeting during calendar 2000. The Audit Committee believes Laser Corporation's management maintains an effective system of internal control that results in the fair presentation of our financial statements and the appropriate safeguard of corporate assets. Based on review and ratification of the 2000 audit plan and discussion of the results of its execution with management and Tanner + Co., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Laser Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     The Audit Committee and Tanner + Co. have discussed all matters required by Statement on Auditing Standards No. 61, Communications with Audit Committee. The Audit Committee has considered the compatibility of non-audit services performed by Tanner + Co. and other pertinent information regarding the accountant's independence and has determined the firm to be appropriately independent from Laser Corporation. Additionally, the Audit Committee has received from Tanner + Co. written disclosure regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee.

     Fees for the calendar year 2000 audit and related quarterly reviews are approximately $21,880 of which approximately $7,160 has been billed through December 31, 2000. Fees billed for other projects rendered by Tanner + Co. for the calendar 2000 year were approximately $2,593. These fees relate primarily to consultation on our tax returns and other tax matters, and assistance with 1933 Securities Act filings.

     The Audit Committee of the Board of Directors of Laser Corporation.

                      Rod O. Julander
                      Reinhardt Thyzel



                              SHAREHOLDER PROPOSALS

     If a Shareholder wishes to present a proposal at the 2002 Annual Meeting of Shareholders, the proposal must be received by Laser Corporation, 2417 South 3850 West, Salt Lake City, Utah 84120 prior to December 14, 2001. The Board of Directors will review any proposal which is received by that date and determine whether it is a proper proposal to present at the 2002 Annual Meeting.


                                  VOTE REQUIRED

     A majority of the 1,630,109 issued and outstanding shares of common stock of the Company shall constitute a quorum at the Annual Meeting. Under the Utah Revised Business Corporation Act, the affirmative vote of at least a majority of the shares represented at the meeting is required for all proposals to come before the meeting.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present, a matter for action at the 2001 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of Proxies will act in accordance with their best judgment. The Board of Directors may read the minutes of the 2000 Annual Meeting of Shareholders and make reports, but Shareholders will not be requested to approve or disapprove such minutes or reports.

     In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "10-KSB") MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY, ATTENTION: ROD O. JULANDER, SECRETARY, 2417 SOUTH 3850 WEST, SALT LAKE CITY, UTAH 84120. COPIES OF THE COMPANY'S 2000 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING THE 10-KSB, ARE BEING MAILED WITH


     THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED BY WRITING TO LASER CORPORATION, ATTENTION: ROD O. JULANDER, SECRETARY, 2417 SOUTH 3850 WEST, SALT LAKE CITY, UTAH 84120.

     The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying Notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.



                                By Order of the Board of Directors




                                Rod O. Julander, Secretary


















Salt Lake City, Utah
April 16, 2001

                                    EXHIBIT A

                               TO PROXY STATEMENT

                              Dated April 16, 2001


             Text of Proposed Amendment to Articles of Incorporation

     1. Article IV is hereby amended in its entirety to read as follows:

     "The corporation shall have the authority to issue 40,000,000 shares of common stock, each having a par value of $.05 per share. All common shares issued by the corporation shall be fully paid and nonassessable and shall have equal rights."


     2. Article IV is hereby further amended by the addition of the following three paragraphs:

     "In addition, the corporation shall have the authority to issue 10,000,000 shares of preferred stock, without par value. Such preferred stock may be issued in series. Notwithstanding the rights of common stock stated above, the entitlement of the common stock to receive net assets of the corporation upon dissolution, and the voting rights of common stock, shall be subject to the voting and other rights, if any, provided to the holders of preferred stock by these Articles of Incorporation. Except for and subject to those rights expressly granted to the holders of the preferred stock, or except as may be provided by law, the holders of common stock shall have exclusively all other rights of shareholders.

     This corporation's Board of Directors shall have the authority, without shareholder action, to determine the preferences, limitations and relative rights of any preferred stock (whether in a series or as a class), including without limitation the following:

          (i) the designation of any series or class of preferred stock;

          (ii) the number of shares constituting the series or class;

          (iii) voting rights , if any, complying with the limitations on voting rights stated in this Article IV for preferred stock, except that no condition, limitation, or prohibition on voting shall eliminate any right to vote required by Utah law;

          (iv) any redemption rights and, if provided, the terms and conditions of such redemption, including without limitation the date or dates upon or after which any preferred stock shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (v) any sinking fund for the redemption or purchase of shares of a series or class, and, if provided, the terms and amount of such sinking fund;

          (vi) conversion rights and, if provided, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (vii)  distribution  rights,  including without  limitation a dividend
     rate  and  the   determination  of  whether  such  rights  are  cumulative, noncumulative or partially cumulative; and

          (viii) preference rights over any other class or series of shares with respect to distributions, including without limitation any priority as to dividends and as to distributions upon the dissolution of the corporation.

     The preferred stock of the corporation shall have no voting rights except:

          (i)  the  preferred   stock  shall  have  voting  rights  required  by
     applicable law (which required voting rights may be set forth in the preferences, limitations and relative rights of a class or series);

          (ii) any preferred stock of a class or series may have voting rights with respect to any amendment, alteration or repeal of any provision of the Corporation's Articles of Incorporation which adversely affects any right, preference or limitation of the class or series; and

          (iii) any preferred stock of a class or series may have voting rights to elect a certain number of directors of the corporation in the event of the corporation's failure to pay dividends on the class or series for a period of time or to make a mandatory redemption payment when due for the class or series.

     The Board of Directors shall, in accordance with the authority granted to Board of Directors in this Article IV, determine whether any such voting rights, not required by applicable law, shall exist and shall also determine the terms, conditions and limitations of any such voting rights, including without limitation the number of and time period for any such failures to pay dividends necessary for voting rights to occur and the number of directors to be elected by a class or series after such an event."

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER



I.    PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

     The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

     The Audit Committee shall be comprised of two or more independent directors.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.  MEETINGS

     The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.   RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

          1. Review this Charter at least annually and recommend any changes to the Board.

          2. Review the organization's annual financial statements and any other relevant reports or other financial information.

          3.  Review  the  regular  internal   financial   reports  prepared  by
     management and any internal auditing department.

          4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

          5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

          6. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

          7. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                LASER CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints B. Joyce Wickham and Rod O. Julander and each of them (acting jointly or, if one be present, then by that one alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned or with respect to which the undersigned is entitled to vote and act on April 6, 2001 at the Annual Meeting of Shareholders to be held at the Company's corporate offices at 2417 South 3850 West, Salt Lake City, Utah, on Tuesday, May 17, 2001 at 9:00 a.m., local time, or at any adjournment thereof, and especially to vote as follows:

     1. Election of Directors

     FOR all nominees listed                 WITHHOLD AUTHORITY
     below (except as marked                 to vote for all
     to the contrary below)                  nominees listed below

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH A NOMINEE'S NAME IN THE LIST BELOW:)

   B. Joyce Wickham    Rod O. Julander    Mark L. Ballard    Reinhardt Thyzel

     2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock to 40,000,000 shares.

          FOR                    AGAINST                 ABSTAIN

     3. To approve an amendment to the Company's Articles of Incorporation to authorize up to 10,000,000 shares of Preferred Stock of the Company issuable in one or more series.

          FOR                    AGAINST                 ABSTAIN

     4. To approve the selection of Tanner + Co. as the independent certified public accountants of the Company for the fiscal year ending December 31, 2001.

          FOR                    AGAINST                 ABSTAIN

     5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, AND 4.

PLEASE SIGN AND DATE THIS PROXY WHERE SHOWN BELOW AND RETURN IT PROMPTLY:

                                           Date:__________________________,2001

                                           Signed:_____________________________

                                           ____________________________________

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.)

No Postage Is Required If This Proxy Is Returned In The Enclosed Envelope And Mailed In The United States.